Exhibit 23(m)(ii) under Form N-1A
                                             Exhibit 1 under Item 601/Reg. S-K


                                  EXHIBIT A
                                      TO
                             THE HUNTINGTON FUNDS
                  DISTRIBUTION AND SHAREHOLDER SERVICES PLAN
AS AMENDED AND RESTATED APRIL 26, 2000, DECEMBER 1, 2001, and AUGUST 1, 2002,
                     OCTOBER 31, 2002, and MARCH 27, 2003

The following classes of shares ("Classes") of The Huntington Funds (formerly, The Monitor Funds) (the "Trust") (as defined under the Plan) shall participate in the Plan effective as of the dates set forth below:

                                                COMPENSATION
                                                (as a percentage of average
                                                daily net asset value of
shares
   NAME                                         of the applicable Class)

Dividend Capture Fund
   Investment A Shares                                0.25*
   Investment B Shares                                1.00**
Fixed Income Securities Fund
   Investment A Shares                                0.25*
   Investment B Shares                                1.00**
Florida Tax-Free Money Fund
   Investment A Shares                                0.25*
Growth Fund
   Investment A Shares                                0.25*
   Investment B Shares                                1.00**
Income Equity Fund
   Investment A Shares                                0.25*
   Investment B Shares                                1.00**
Intermediate Government Income Fund
   Investment A Shares                                0.25*
   Investment B Shares                                1.00**
International Equity Fund
   Investment A Shares                                0.25*
   Investment B Shares                                1.00**
Michigan Tax-Free Fund
   Investment A Shares                                0.25*
   Investment B Shares                                1.00**
Mid Corp America Fund
   Investment A Shares                                0.25*
   Investment B Shares                                1.00**
Money Market Fund
   Investment A Shares                                0.25*
   Investment B Shares                                1.00**
Mortgage Securities Fund
   Investment A Shares                                0.25*
   Investment B Shares                                1.00**
New Economy Fund
   Investment A Shares                                0.25*
   Investment B Shares                                1.00**
Ohio Municipal Money Market Fund
   Investment A Shares                                0.25*

Ohio Tax-Free Fund
   Investment A Shares                                0.25*
   Investment B Shares                                1.00**
Short/Intermediate Fixed Income Securities Fund
   Investment A Shares                                0.25*
   Investment B Shares                                1.00**
Situs Small Cap Fund
   Investment A Shares                                0.25*
   Investment B Shares                                1.00**
U.S. Treasury Money Market Fund
   Investment A Shares                                0.25*


Edgewood and/or the Funds shall pay Brokers and Administrators a quarterly fee with respect to Investment A Shares, computed at the annual rate specified above, in accounts for which such Brokers and Administrators provide services described in paragraph 2 of the Plan. Such fee shall be accrued daily and paid quarterly. Edgewood and/or the Funds shall pay Brokers and Administrators a monthly fee with respect to Investment B Shares, computed at the annual rate specified above, in accounts for which such Brokers and Administrators provide services described in paragraph 2 of the Plan. Such fee shall be accrued daily and paid monthly.



* Represents a distribution and servicing fee

** Represents 0.75% distribution fee and 0.25% servicing fee